Control4 Announces Financial Results for Third Quarter 2016

Strategic Investments and Operational Execution Drive Growth and Continued Momentum,

Delivering Record Revenue of $55.2 Million in Q3

SALT LAKE CITY — November 3, 2016  4:05 PM EST — Control4 Corporation (NASDAQ: CTRL), a leading global provider of smart-home and networking solutions, today announced financial results for its third quarter ended September 30, 2016.

Revenue for the third quarter was $55.2 million, compared to revenue of $43.6 million for the third quarter of 2015, representing year-over-year growth of 27%. Total revenue for the nine months of 2016 grew 26% year-over-year, from $120.3 million to $151.4 million, or 13% after excluding the baseline revenue from recently-acquired Pakedge Device & Software Inc.

Net income for the third quarter of 2016 was $1.8 million, or $0.07 per diluted share, compared to net income in the third quarter of 2015 of $1.2 million, or $0.05 per diluted share.  Net income for the first nine months of 2016 was $8.9 million, or $0.37 per diluted share, compared to  a net loss of $1.0 million, or $0.04 per diluted share, for the first nine months of 2015.

Non-GAAP net income for the  third quarter of 2016 was $6.4 million, or $0.26 per diluted share, compared to non-GAAP net income in the third quarter of 2015 of $3.6 million, or $0.14 per diluted share.  Non-GAAP net income for the first nine months of 2016 was $12.9 million, or $0.53 per diluted share, compared to  non-GAAP net income of $6.6 million, or $0.26 per diluted share, in the first nine months of 2015.  A reconciliation of GAAP to non-GAAP financial information is contained in the attached tables.

Unrestricted cash and net investments increased to $52.1 million as of September 30, 2016, compared to $48.6 million as of June 30, 2016. The increase is inclusive of the debt pay-down of $3.7  million, and investment in product inventory to deliver anticipated growth in future periods.

“Our teams delivered strong results with sustained focus on product,  marketing,  dealer-support, and sales initiatives,” said Martin Plaehn, chairman and chief executive officer of Control4. “Orders for our new EA Series  Controllers grew strongly during the quarter, and our Pakedge networking products are being embraced by our expanding dealer channel and end-customers.  We continue to capture additional dealer and customer mind-share by providing industry-leading home automation solutions as well as robust, high-performance home networking solutions for today’s and tomorrow’s connected homes.”

Commenting on the company’s financial results for the third quarter, Mark Novakovich, chief financial officer of Control4, added:  “We delivered both revenue and non-GAAP net income above our guidance range. Our year-over-year quarterly non-GAAP net income and EPS grew 79% and 86%, respectively, and for the first nine months of 2016, non-GAAP net income and EPS grew 95% and 104%, respectively, over the first nine months of 2015, reflecting the increasing leverage in our business model and our commitment to sustainable, profitable growth to enhance shareholder value.”

Control4 Announces Third Quarter 2016 Financial Results

2016 Guidance

Control4 indicated that its guidance for the fourth quarter and full year 2016 includes 11 months of revenue and net income contribution from Pakedge. Because the Pakedge networking products are complementary to the company’s current business and are generally expected to be sold through the same or similar channels, all results of operations and forward-looking guidance will be based on the company’s consolidated, single-business segment.

Control4 expects revenue in the fourth quarter of 2016 to be between $53.5 million and $55.5 million. In addition, Control4 expects non-GAAP net income for the fourth quarter of 2016 to be between $5.7 million and $6.7 million, or between $0.22 and $0.26 per diluted share. Taking into account our guidance for the fourth quarter of 2016, our guidance range for the full year 2016 is $205 to $207 million for revenue, and $18.6 to $19.6 million for non-GAAP net income, or non-GAAP EPS of $0.76 to $0.80.  For the nine months ended September 30, 2016, the Company has a non-GAAP tax benefit of $0.2 million and anticipates a net non-GAAP tax benefit for the full year of approximately $0.6 million, or a non-GAAP tax expense of $0.8 million in the fourth quarter of 2016, resulting from domestic alternative minimum tax, state taxes where no operating loss carry forwards exist, and tax on foreign income sources.

In order to provide additional insight into our non-GAAP guidance for the fourth quarter, we highlight certain anticipated non-GAAP adjustments that are reflected in our guidance analysis.  In the fourth quarter, stock based compensation is estimated to be between $2.0 and $2.6 million, amortization of intangible assets between $1.2 and $1.4 million, and non-cash acquisition related costs between $0 and $0.4 million. We are not providing estimates for other potential non-GAAP charges as it is not practical to determine when and if they will occur.

Control4 Announces Third Quarter 2016 Financial Results

Additional Financial and Operational Metrics

Revenue ($ mm)	3Q 2016	2Q 2016	3Q 2015

North America Core Revenue	43.0	40.8	32.5
International Core Revenue	10.5	11.0	10.6
Other Revenue[1]	1.7	1.4	0.5
Total Revenue	55.2	53.2	43.6

1Primarily consists of Hospitality Revenue

	3Q 2016	2Q 2016	3Q 2015
Dealer Adds[2], 4
North America	92	84	86
International	85	143	66
Total Dealer Adds	177	227	152

Active Dealers[2], 3, 4
North America	2,867	2,820	2,703
International	1,023	972	796
Total Active Dealers	3,890	3,792	3,499

Total Dealers[2], 4
North America	2,919	2,865	2,743
International	1,104	1,031	872
Total Dealers	4,023	3,896	3,615

Controller Shipments	26,240	24,520	21,404

2These dealer figures only include dealers authorized to sell and install the full Control4 line of products and exclude approximately 1,100 active dealers that are currently authorized to sell only the Pakedge line of products.

3We define an active, authorized dealer (“active dealer”) as one that has placed an order with us in the trailing 12-month period.

4For the three months ended June 30, 2016, the figures shown in the International and Total line items include 100 dealers that were acquired as part of the direct-to-dealer transition in Australia.

Conference Call

On November 3, 2016, Control4 Corporation (NASDAQ: CTRL) will host an investor conference call and will webcast the event beginning at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time). To access the conference call, dial 719-457-2603 or 888-359-3613 (toll free) and enter passcode 5571683.

Control4 Announces Third Quarter 2016 Financial Results

The webcast and replay will be accessible on Control4’s investor relations website at http://investor.control4.com/.    A replay of the conference call will be available within two hours of the conclusion of the conference through November  17, 2016.    To access the replay, please dial 719-457-0820 or 888-203-1112 and enter passcode 5571683.

About Control4 Corporation:

Control4 [NASDAQ: CTRL] is a leading global provider of automation and networking systems for homes and businesses, offering personalized control of lighting, music, video, temperature, security, communications and similar functionalities into a unified home automation and networking solution that enhances the daily lives of its customers. Control4 unlocks the potential of connected devices, making networks more robust, entertainment systems easier to use, homes more comfortable and energy efficient, and families more secure. Today, every home and business needs automation horsepower and a high-performance network to manage the increasing number of connected devices. The Control4 platform interoperates with approximately 10,000 third-party consumer electronics products, ensuring an ever-expanding ecosystem of devices will work together. Control4 delivers intelligent solutions for homeowners, hotels and businesses around the world by leveraging a distribution channel that includes over 3,900 custom integrators, retailers, and distributors that are authorized to sell the full-line of Control4 product in 91 countries, together with over 1,100 additional dealers and distributors that sell just our Pakedge branded networking solutions.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Control4's financial outlook, its future financial performance on both a GAAP and non-GAAP  basis, future operating margins, growth prospects and the impact of its new EA Series of controllers and the recent acquisition of Pakedge. All statements other than statements of historical fact contained in this press release are forward-looking statements. These forward-looking statements are made as of the date they were first issued, and were based on the then-current expectations, estimates, forecasts, and projections, as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Control4's control. Control4's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Control4's most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission, as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Control4's views as of the date of this press release. The company anticipates that subsequent events and developments may cause its views to change. Control4 has no intention and undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing Control4's views as of any date subsequent to the date of this press release.

Control4 Announces Third Quarter 2016 Financial Results

Non-GAAP Financial Measures

Control4’s stated results include certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP gross margin percentage, non-GAAP income from operations, non-GAAP operating income percentage, non-GAAP net income, non-GAAP net income per diluted share, and non-GAAP net investments. Non-GAAP gross margin excludes non-cash expenses related to stock-based compensation, amortization of intangible assets, and acquisition-related costs. We further exclude expenses related to executive severance and litigation settlements from non-GAAP income from operations and non-GAAP net income.

Management believes that it is useful to exclude stock-based compensation expense because the amount of such expense in any specific period may not directly correlate to the underlying performance of the business operations.

The company has recently completed acquisitions that resulted in operating expenses that would not have otherwise been incurred. Management has provided supplementary non-GAAP financial measures, which exclude acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward-looking guidance and the financial results of less acquisitive peer companies. Management considers these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of the company’s control. Furthermore, the company does not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from the non-GAAP measures, management is better able to evaluate the ability to utilize its existing assets and estimate the long-term value that acquired assets will generate. The company believes that providing a supplemental non-GAAP measure which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs are included in the following categories: (i) professional service fees, recorded in operating expenses, which include third-party costs related to the acquisition, and legal and other professional service fees associated with diligence, entity formation and corporate structuring, disputes and regulatory matters related to acquired entities, (ii) transition and integration costs, recorded in operating expenses, which include retention payments, transitional employee costs, earn-out payments treated as compensation expense, as well as the costs of integration-related services provided by third parties, and (iii) acquisition-related adjustments which include adjustments to acquisition-related items such as being required to record acquired inventory at its fair value, resulting in a step-up in the inventory value,  and having to reverse part of our valuation allowance in order to offset the deferred tax liability that was recorded based on differences between the book and    tax    basis    of    assets acquired and liabilities assumed. The step-up in inventory is recorded through cost of goods sold when the inventory is sold, resulting in a negative impact to our gross margin. Although these expenses are not recurring with respect to past acquisitions, the company will generally incur these expenses in connection with any future acquisitions.

Control4 Announces Third Quarter 2016 Financial Results

The company excludes the amortization of acquired intangible assets from non-GAAP measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired. Although the company excludes amortization of acquired intangible assets from non-GAAP measures, management believes that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Furthermore, we believe it is useful to exclude expenses related to executive severance and litigation settlements because of the variable and unpredictable nature of these expenses which are not indicative of past or future operating performance. We believe that past and future periods are more comparable if we exclude those expenses.

Management provides a non-GAAP measure representing the fair market value of the available-for-sale investments. We account for purchases and sales of investments on a trade-date basis. This is a non-GAAP measure representing the fair market value of our available-for-sale investments on a settlement date basis because from time to time, the investment trade date and the investment settlement date will cross a reporting period. We believe presentation of our investments on a settlement date basis is relevant to readers of our financial statements.

Management believes these adjustments provide useful comparative information to investors. Non-GAAP results are presented for supplemental informational purposes only for understanding the operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies. The non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Management urges investors to review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate the business.

Control4 Announces Third Quarter 2016 Financial Results

CONTROL4 CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	September 30,	December 31,
	2016	2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$25,671	$29,530
Restricted cash	259	296
Short-term investments	21,293	37,761
Accounts receivable, net	24,667	21,322
Inventories	31,714	19,855
Prepaid expenses and other current assets	3,166	3,842
Total current assets	106,770	112,606
Property and equipment, net	6,355	6,584
Long-term investments	5,008	13,716
Intangible assets, net	24,498	4,547
Goodwill	17,016	2,760
Other assets	2,110	1,650
Total assets	$161,757	$141,863
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$20,028	$17,588
Accrued liabilities	7,407	5,880
Deferred revenue	1,378	1,099
Current portion of notes payable	298	727
Total current liabilities	29,111	25,294
Revolving credit line	1,500	—
Notes payable	34	186
Other long-term liabilities	805	938
Total liabilities	31,450	26,418
Commitments and contingencies	—	—
Stockholders’ equity:
Common stock, $0.0001 par value; 500,000,000 shares authorized; 25,221,246 and 24,590,768 shares issued; 23,639,120 and 23,436,288 shares outstanding at September 30, 2016 and December 31, 2015, respectively	3	2
Treasury stock, at cost; 1,582,126 and 1,154,480 shares at September 30, 2016 and December 31, 2015, respectively	(12,262)	(9,020)
Additional paid-in capital	229,688	220,782
Accumulated deficit	(86,640)	(95,580)
Accumulated other comprehensive loss	(482)	(739)
Total stockholders’ equity	130,307	115,445
Total liabilities and stockholders’ equity	$161,757	$141,863

Control4 Announces Third Quarter 2016 Financial Results

CONTROL4 CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
Revenue	$55,185	$43,558	$151,435	$120,282
Cost of revenue	27,566	21,748	77,303	60,532
Gross margin	27,619	21,810	74,132	59,750
Operating expenses:
Research and development	9,190	8,191	26,708	24,308
Sales and marketing	10,852	8,489	32,101	23,668
General and administrative	5,407	4,220	15,279	13,129
Litigation settlement	—	—	400	—
Total operating expenses	25,449	20,900	74,488	61,105
Income (loss) from operations	2,170	910	(356)	(1,355)
Other income (expense), net:
Interest, net	12	79	17	142
Other income (expense), net:	(89)	(112)	(306)	(452)
Total other income (expense), net	(77)	(33)	(289)	(310)
Income (loss) before income taxes	2,093	877	(645)	(1,665)
Income tax expense (benefit)	316	(314)	(9,585)	(666)
Net income (loss)	$1,777	$1,191	$8,940	$(999)
Net income (loss) per common share:
Basic	$0.08	$0.05	$0.38	$(0.04)
Diluted	$0.07	$0.05	$0.37	$(0.04)
Weighted-average number of shares:
Basic	23,424	24,129	23,307	24,260
Diluted	24,530	24,856	24,149	24,260

Stock-based compensation included in the consolidated statement of operations data (unaudited):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Cost of revenue	$38	$40	$128	$126
Research and development	789	706	2,493	2,145
Sales and marketing	496	457	1,605	1,298
General and administrative	660	605	1,707	1,767
Total stock-based compensation expense	$1,983	$1,808	$5,933	$5,336

Control4 Announces Third Quarter 2016 Financial Results

CONTROL4 CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended
	September 30,
	2016	2015
	(unaudited)
Operating activities
Net income (loss)	$8,940	$(999)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense	2,402	2,146
Amortization of intangible assets	3,393	1,113
Loss on disposal of fixed assets	13	—
Provision for doubtful accounts	313	281
Investment premium amortization	293	—
Stock-based compensation	5,933	5,336
Tax benefit from business acquisition	(9,402)	—
Changes in assets and liabilities:
Accounts receivable	(3,469)	(2,097)
Inventories	(6,776)	(1,779)
Prepaid expenses and other current assets	1,740	(566)
Other assets	(341)	(247)
Accounts payable	2,333	342
Accrued liabilities	421	(622)
Deferred revenue	291	347
Other long-term liabilities	(451)	(298)
Net cash provided by operating activities	5,633	2,957
Investing activities
Purchases of available-for-sale investments	(10,147)	(49,095)
Proceeds from sales of available-for-sale investments	900	2,018
Proceeds from maturities of available-for-sale investments	33,858	49,535
Purchases of property and equipment	(1,780)	(2,917)
Business acquisitions, net of cash acquired	(32,891)	(8,380)
Net cash used in investing activities	(10,060)	(8,839)
Financing activities
Proceeds from exercise of options for common stock	3,021	1,127
Repurchase of common stock	(3,242)	(4,942)
Repayment of notes payable	(581)	(722)
Proceeds from revolving credit facility	5,000	—
Repayment of revolving credit facility	(3,500)	—
Payment of debt issuance costs	(89)	—
Net cash provided by (used in) financing activities	609	(4,537)
Effect of exchange rate changes on cash and cash equivalents	(41)	(31)
Net decrease in cash and cash equivalents	(3,859)	(10,450)
Cash and cash equivalents at beginning of period	29,530	29,187
Cash and cash equivalents at end of period	$25,671	$18,737
Supplemental disclosure of cash flow information
Cash paid for interest	$164	$85
Cash paid for taxes	858	431
Supplemental schedule of non-cash investing and financing activities
Net unrealized losses on available-for-sale investments	60	65

Control4 Announces Third Quarter 2016 Financial Results

CONTROL4 CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(in thousands, except percentages and per share data)
Reconciliation of Gross Margin to Non-GAAP Gross Margin:
Gross margin	$27,619	$21,810	$74,132	$59,750
Stock-based compensation expense in cost of revenue	38	40	128	126
Amortization of intangible assets in cost of revenue	800	365	2,266	1,049
Acquisition-related costs in cost of revenue	533	—	2,173	294
Non-GAAP gross margin	$28,990	$22,215	$78,699	$61,219
Revenue	$55,185	$43,558	$151,435	$120,282
Gross margin percentage	50.0%	50.1%	49.0%	49.7%
Non-GAAP gross margin percentage	52.5%	51.0%	52.0%	50.9%

Reconciliation of Income (Loss) from Operations to Non-GAAP Income (Loss) from Operations:
Income (loss) from operations	$2,170	$910	$(356)	$(1,355)
Stock-based compensation expense	1,983	1,808	5,933	5,336
Amortization of intangible assets	1,221	385	3,393	1,113
Acquisition-related costs	1,140	201	3,460	1,172
Litigation settlements	—	—	400	—
Executive severance	—	—	157	—
Non-GAAP income (loss) from operations	$6,514	$3,304	$12,987	$6,266
Revenue	$55,185	$43,558	$151,435	$120,282
Operating margin percentage	3.9%	2.1%	(0.2)%	(1.1)%
Non-GAAP operating margin percentage	11.8%	7.6%	8.6%	5.2%

Reconciliation of Net Income (Loss) to Non-GAAP Net Income (Loss):
Net income (loss)	$1,777	$1,191	$8,940	$(999)
Stock-based compensation expense	1,983	1,808	5,933	5,336
Amortization of intangible assets	1,221	385	3,393	1,113
Acquisition-related costs	1,446	201	(5,942)	1,172
Litigation settlements	—	—	400	—
Executive severance	—	—	157	—
Non-GAAP net income (loss) (1)	$6,427	$3,585	$12,881	$6,622
Non-GAAP net income (loss) (1) per common share:
Basic	$0.27	$0.15	$0.55	$0.27
Diluted	$0.26	$0.14	$0.53	$0.26
Weighted-average number of shares:
Basic	23,424	24,129	23,307	24,260
Diluted	24,530	24,856	24,149	25,268

Reconciliation of Investments to Investments, net:
Short-term investments	$21,293	$43,977	$21,293	$43,977
Long-term investments	5,008	21,662	5,008	21,662
Accrued investments	149	—	149	—
Investments, net	$26,450	$65,639	$26,450	$65,639

(1) Excludes the calculated effect of non-GAAP adjustments on income tax expense (benefit) of $7,354 and ($182,646) for the three and nine months ended September 30, 2016, respectively.

Control4 Announces Third Quarter 2016 Financial Results

CONTACTS:

Investor Relations	Media
Mike Bishop	Brad Hintze
The Blueshirt Group	Control4
Tel: +1 415-217-4968	Tel: +1 801-619-4244
mike@blueshirtgroup.com	bhintze@control4.com

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Source: Control4